Exhibit 99.1

FOR IMMEDIATE RELEASE

PVR PARTNERS ANNOUNCES FOURTH QUARTER

AND FULL YEAR 2013 RESULTS

RADNOR, PA - February 13, 2014 … PVR Partners, L.P. (NYSE: PVR) (“PVR”) today reported financial and operational results for the three months and the full year ended December 31, 2013.

Full Year 2013 Results

Full year 2013 highlights and results, with comparisons to full year 2012 results, included the following:

•	Adjusted EBITDA of $314.5 million as compared to $239.0 million.

•	Distributable cash flow (“DCF”) of $199.5 million as compared to $146.0 million.

•	Average daily natural gas throughput volumes of 1.8 billion cubic feet per day (“Bcfd”) as compared to 1.0 Bcfd.

•	Coal royalty tons of 25.1 million as compared to 30.2 million.

Adjusted EBITDA and distributable cash flow are not Generally Accepted Accounting Principles (“GAAP”) measures. Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Fourth Quarter Results

Fourth quarter 2013 highlights and results, with comparisons to fourth quarter 2012 results (“last year”) and the third quarter of 2013 (“last quarter”), included the following:

•	Adjusted EBITDA of $82.4 million as compared to $67.8 million last year and $79.9 million last quarter.

•	DCF of $51.1 million as compared to $40.7 million last year and $49.5 million last quarter.

•	Average daily natural gas throughput volumes of 2.0 Bcfd as compared to 1.4 Bcfd last year and 1.8 Bcfd last quarter.

•	Coal royalty tons of 6.1 million as compared to 6.6 million last year and 5.7 million last quarter.

Quarterly Distribution

As previously announced, the Board of Directors of PVR GP, LLC, the general partner of PVR, declared a quarterly distribution of $0.55 per unit payable in cash on February 13, 2014 to common unitholders of record at the close of business on February 7, 2014.

PVR Reports Fourth Quarter and Full Year 2013 Results	Page 2

Management Comment

“PVR’s fourth quarter financial and operating results were in line with our expectations,” said Bill Shea, President and CEO of PVR’s general partner. “Adjusted EBITDA for the quarter increased by 21.5% from the fourth quarter of 2012, with the gain driven by new business and additional well connections in our Eastern Midstream segment.”

Eastern Midstream Segment

The Eastern Midstream Segment reported fourth quarter 2013 results, with comparisons to fourth quarter 2012 results and the third quarter of 2013, as follows:

•	Adjusted EBITDA of $49.9 million as compared to $33.1 million last year and $43.5 million last quarter.

•	Quarterly average throughput volumes of 1.6 Bcfd, as compared to 1.0 Bcfd last year and 1.4 Bcfd last quarter. The volume increase reflected the continuing growth of business on PVR’s gathering and trunkline systems and completion of internal growth projects.

Midcontinent Midstream Segment

The Midcontinent Midstream Segment reported fourth quarter 2013 results, with comparisons to fourth quarter 2012 results and the third quarter of 2013, as follows:

•	Adjusted EBITDA of $14.7 million as compared to $14.2 million last year and $17.1 million last quarter.

•	Quarterly average throughput volumes of 361 million cubic feet per day (“MMcfd”), as compared to 421 MMcfd last year and 381 MMcfd last quarter. Throughput volumes in the fourth quarter of 2013 were negatively impacted primarily by weather conditions.

Coal and Natural Resource Management Segment

The Coal and Natural Resource Management Segment reported fourth quarter 2013 results, with comparisons to fourth quarter 2012 results and third quarter 2013 results, as follows:

•	Adjusted EBITDA of $17.8 million as compared to $20.5 million last year and $19.3 million last quarter. The variances were due to both volume and realized prices received.

•	Coal royalty tons of 6.1 million tons, as compared to 6.6 million tons last year and 5.7 million tons last quarter.

•	Coal royalties revenue of $21.1 million, or $3.45 per ton, as compared to $23.0 million, or $3.47 per ton last year and $20.8 million or $3.66 per ton last quarter.

Capital Investment and Resources

We invested $60.5 million on internal growth projects in our midstream businesses during the fourth quarter of 2013, of which $51.2 million was invested in the Eastern Midstream Segment. Full year 2013 internal growth project investment totaled $338.4 million, including $286.2 million in the Eastern Midstream Segment.

PVR Reports Fourth Quarter and Full Year 2013 Results	Page 3

In September and October of 2013, we issued a total of 6.1 million common units, including the over allotment exercise by the underwriter, representing limited partner interests in PVR in a registered public offering. Total net proceeds were approximately $138.0 million, after deducting estimated fees and expenses and underwriting discounts and commissions. In December 2013, we redeemed $127.4 million of our 8.375% Senior Notes. As a result of this redemption, we incurred a charge of $13.7 million related to the call premium and the write-off of unamortized debt issuance costs.

As of December 31, 2013, we had borrowings of $562.5 million under our $1.0 billion revolving credit facility.

Fourth Quarter / Full Year 2013 Financial and Operational Results Conference Call

A conference call and webcast, during which management will discuss full year and fourth quarter 2013 financial and operational results, is scheduled for Thursday, February 13, 2014 at 11:00 a.m. Eastern Time. Prepared remarks by members of company management will be followed by a question and answer period. Interested parties may listen via webcast at http://www.videonewswire.com/event.asp?id=98002 or by logging on using the link posted on our website, www.pvrpartners.com. Participants who would like to ask questions may join the conference via phone by dialing 800-860-2442 (international: 412-858-4600) five to ten minutes before the scheduled start of the conference call (reference the PVR Partners’ call). An on-demand replay of the webcast will be available on our website shortly after the conclusion of the call. A telephonic replay of the call will be available through February 20 by dialing 877-344-7529 (international: 412-317-0088) and using conference playback number 10040867.

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PVR Partners, L.P. (NYSE: PVR) is a publicly traded limited partnership which owns and operates a network of natural gas midstream pipelines and processing plants, and owns and manages coal and natural resource properties. Our midstream assets, located principally in Texas, Oklahoma and Pennsylvania, provide gathering, transportation, compression, processing, dehydration and related services to natural gas producers. Our coal and natural resource properties, located in the Appalachian, Illinois and San Juan basins, are leased to experienced operators in exchange for royalty payments. More information about PVR is available on our website at www.pvrpartners.com.

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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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This press release includes “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of  which are outside the Partnership’s ability to control or predict, which could cause results to differ materially from those expected by management. Such risks and uncertainties include, but are not limited to, regulatory, economic and market conditions, our ability to complete the proposed merger with Regency Energy Partners L.P., the timing and success of business development efforts and other uncertainties. Additional information concerning these and other factors can be found in our press releases and public periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the

PVR Reports Fourth Quarter and Full Year 2013 Results	Page 4

year ended December 31, 2012 and most recently filed Quarterly Reports on Form 10-Q. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Stephen R. Milbourne
Director - Investor Relations
Phone: 610-975-8204
E-Mail: invest@pvrpartners.com

PVR PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - unaudited

(in thousands, except per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues
Natural gas	$91,396	$99,462	$374,226	$315,242
Natural gas liquids	115,058	108,377	413,621	424,538
Gathering fees	31,640	19,736	105,115	53,831
Trunkline fees	28,704	18,609	98,847	47,002
Coal royalties	21,085	22,983	88,075	114,133
Gain on sale of assets	—	—	—	31,292
Other	3,763	411	37,602	21,716

Total revenues	291,646	269,578	1,117,486	1,007,754

Expenses
Cost of gas purchased	177,133	176,802	666,239	630,345
Operating	17,951	20,786	67,977	68,316
General and administrative	14,149	12,878	54,508	47,452
Merger and acquisition costs	8,138	—	8,138	14,049
Impairments	—	—	—	124,845
Depreciation, depletion and amortization	49,909	43,043	187,941	127,344

Total expenses	267,280	253,509	984,803	1,012,351

Operating income (loss)	24,366	16,069	132,683	(4,597)

Other income (expense)
Interest expense	(27,886)	(23,157)	(106,248)	(68,773)
Loss on extinguishment of debt	(13,703)	—	(13,703)	—
Derivatives	(510)	90	(1,070)	2,291
Interest income and other	94	128	1,332	457

Net income (loss)	$(17,639)	$(6,870)	$12,994	$(70,622)

Earnings (loss) per common unit, basic	$(0.35)	$(0.30)	$(0.83)	$(1.43)
Earnings (loss) per common unit, diluted	$(0.37)	$(0.30)	$(0.83)	$(1.43)

Weighted average number of common units outstanding, basic	108,268	93,333	99,304	86,222
Weighted average number of common units outstanding, diluted	112,429	93,333	99,304	86,222

Weighted average number of Class B units outstanding	24,094	22,149	23,372	13,630
Weighted average number of Special units outstanding	4,161	10,346	8,787	6,473

Other data by segment:

Eastern Midstream:
Gathered volumes (MMcfd)	776	562	649	389
Trunkline volumes (MMcfd) (1)	820	405	742	197
Midcontinent Midstream:
Daily throughput volumes (MMcfd)	361	421	379	432
Coal and Natural Resource Management:
Coal royalty tons (in thousands)	6,119	6,630	25,142	30,214

(1)	Trunkline volumes include a significant portion of gathered volumes.

PVR PARTNERS, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS - unaudited

(in thousands)

	December 31, 2013	December 31, 2012

Assets
Cash and cash equivalents	$7,298	$14,713
Accounts receivable	147,978	133,546
Assets held for sale	—	11,450
Other current assets	6,821	5,446

Total current assets	162,097	165,155
Property, plant and equipment, net	2,189,278	1,989,346
Other long-term assets	774,295	844,208

Total assets	$3,125,670	$2,998,709

Liabilities and Partners’ Capital
Accounts payable and accrued liabilities	$142,225	$197,034
Deferred income	6,214	3,788

Total current liabilities	148,439	200,822
Other long-term liabilities	30,595	35,468
Senior notes	1,172,600	900,000
Revolving credit facility	562,500	590,000
Partners’ capital	1,211,536	1,272,419

Total liabilities and partners’ capital	$3,125,670	$2,998,709

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - unaudited

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cash flows from operating activities
Net income (loss)	$(17,639)	$(6,870)	$12,994	$(70,622)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on extinguishment of debt	13,703	—	13,703	—
Gain on sale of assets	—	—	(14,302)	(31,292)
Depreciation, depletion and amortization	49,909	43,043	187,941	127,344
Impairments	—	—	—	124,845
Commodity derivative contracts:
Total derivative losses (gains) included in net income	510	(90)	1,070	(2,291)
Cash receipts (payments) to settle derivatives for the period	(453)	(1,701)	(766)	(10,279)
Non-cash interest expense	1,907	1,607	7,306	5,824
Non-cash unit-based compensation	803	(215)	4,159	4,428
Equity earnings, net of distributions received	2,007	11,166	7,642	11,308
Other	(101)	(103)	(3,460)	(1,032)
Changes in operating assets and liabilities	(26,313)	(36,368)	(12,841)	(12,972)

Net cash provided by operating activities	24,333	10,469	203,446	145,261

Cash flows from investing activities
Acquisitions	—	—	(2,334)	(850,156)
Additions to property, plant and equipment	(69,348)	(163,926)	(413,451)	(512,375)
Joint venture capital contributions	(5,100)	(15,300)	(15,800)	(37,200)
Proceeds from sale of assets	—	—	70,592	62,271
Other	412	378	2,530	1,286

Net cash used in investing activities	(74,036)	(178,848)	(358,463)	(1,336,174)

Cash flows from financing activities
Distributions to partners	(56,140)	(47,740)	(214,442)	(176,256)
Net proceeds from equity offering	13,401	165,705	138,044	743,448
Proceeds from issuance of senior notes	—	—	400,000	600,000
Payment to extinguish debt	(138,070)	—	(138,070)	—
Repayments (proceeds) from borrowings, net	230,000	55,000	(27,500)	49,000
Cash paid for debt issuance costs	(77)	—	(9,772)	(19,206)
Other	(14)	—	(658)	—

Net cash provided by financing activities	49,100	172,965	147,602	1,196,986

Net increase (decrease) in cash and cash equivalents	(603)	4,586	(7,415)	6,073
Cash and cash equivalents - beginning of period	7,901	10,127	14,713	8,640

Cash and cash equivalents - end of period	$7,298	$14,713	$7,298	$14,713

PVR PARTNERS, L.P.

CERTAIN NON-GAAP FINANCIAL MEASURES - unaudited

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Reconciliation of Non-GAAP “Total Segment Adjusted EBITDA” to GAAP “Net income (loss)”:

Segment Adjusted EBITDA (a):
Eastern Midstream	$49,931	$33,104	$169,227	$82,164
Midcontinent Midstream	14,650	14,167	62,383	52,168
Coal and Natural Resource Management	17,832	20,541	82,850	104,717

Total segment adjusted EBITDA	$82,413	$67,812	$314,460	$239,049
Adjustments to reconcile total Segment Adjusted EBITDA to Net income (loss)
Depreciation, depletion and amortization	(49,909)	(43,043)	(187,941)	(127,344)
Impairments on PP&E and equity investments	—	(8,700)	—	(133,545)
Merger and acquisition costs	(8,138)	—	(8,138)	(14,049)
Gain on sale of assets	—	—	14,302	31,292
Interest expense	(27,886)	(23,157)	(106,248)	(68,773)
Loss on extinguishment of debt	(13,703)	—	(13,703)	—
Derivatives	(510)	90	(1,070)	2,291
Other	94	128	1,332	457

Net income (loss)	$(17,639)	$(6,870)	$12,994	$(70,622)

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Distributable cash flow”:
Net income (loss)	$(17,639)	$(6,870)	$12,994	$(70,622)
Depreciation, depletion and amortization	49,909	43,043	187,941	127,344
Impairments on PP&E and equity investments	—	8,700	—	133,545
Merger and acquisition costs	8,138	—	8,138	14,049
Gain on sale of assets	—	—	(14,302)	(31,292)
Loss on extinguishment of debt	13,703	—	13,703	—
Derivative contracts:
Derivative (gains) losses included in net income	510	(90)	1,070	(2,291)
Cash payments to settle derivatives for the period	(453)	(1,701)	(766)	(10,279)
Equity earnings from joint ventures, net of distributions	2,007	2,466	7,642	2,608
Maintenance capital expenditures	(5,047)	(4,821)	(16,905)	(17,018)

Distributable cash flow (b)	$51,128	$40,727	$199,515	$146,044

Distribution to Partners:

Total cash distribution paid during the period	$56,140	$47,740	$214,442	$176,256

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Net income as adjusted”:
Net income (loss)	$(17,639)	$(6,870)	$12,994	$(70,622)
Impairments on PP&E and equity investments	—	8,700	—	133,545
Acquisition related costs	8,138	—	8,138	14,049
Gain on sale of assets	—	—	(14,302)	(31,292)
Loss from extinguishment of debt	13,703	—	13,703	—
Adjustments for derivatives:
Derivative (gains) losses included in net income	510	(90)	1,070	(2,291)
Cash payments to settle derivatives for the period	(453)	(1,701)	(766)	(10,279)

Net income, as adjusted (c)	$4,259	$39	$20,837	$33,110

(a)	Segment Adjusted EBITDA, or earnings before interest, tax and depreciation, depletion and amortization (“DD&A”), represents net income plus DD&A, plus impairments, plus merger and acquisition costs, minus gain on sale of assets, plus interest expense, plus loss on extinguishment of debt, (plus) minus derivative (losses) gains and minus other items included in net income. We believe EBITDA or a version of Adjusted EBITDA is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the natural gas midstream and coal industries. We use this information for comparative purposes within the industry. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income.
(b)	Distributable cash flow represents net income (loss) plus DD&A, plus impairments, plus merger and acquisition costs, minus gain on sale of assets, plus loss on extinguishment of debt, plus (minus) derivative losses (gains) included in net income, plus (minus) cash received (paid) for derivative settlements, minus equity earnings in joint ventures, plus cash distributions from joint ventures, minus maintenance capital expenditures. At management’s discretion, a fixed amount of $1.8 million per quarter in 2013 and $1.3 million per quarter in 2012 has been included in maintenance capital for well connects. Distributable cash flow is also the quantitative standard used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of publicly traded partnerships. Distributable cash flow is presented because we believe it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows, as a measure of liquidity or as an alternative to net income. For comparative purposes, prior year amounts exclude replacement capital expenditures.
(c)	Net income, as adjusted, represents net income adjusted to exclude the effects of non-cash impairment charges, one-time charges related to merger and acquisition costs, minus gain on sale of assets, plus loss from extinguishment of debt, and changes in the fair value of derivatives. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the natural gas midstream industry. We use this information for comparative purposes within the industry. Net income, as adjusted, is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income.

PVR PARTNERS, L.P.

QUARTERLY SEGMENT INFORMATION - unaudited

(in thousands)

	Eastern Midstream
	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues
Gathering fees	$30,999	$18,659	$102,161	$46,975
Trunkline fees	28,704	18,608	98,847	47,002
Other	(540)	2,686	(791)	5,373

Total revenues	59,163	39,953	200,217	99,350

Expenses
Operating	3,128	3,121	11,173	7,332
General and administrative	6,104	3,728	19,817	9,854
Merger and acquisition costs	2,713	—	2,713	14,049
Depreciation, depletion and amortization	26,512	20,391	97,973	42,713

Total expenses	38,457	27,240	131,676	73,948

Operating income	$20,706	$12,713	$68,541	$25,402

	Midcontinent Midstream
	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues
Natural gas	$91,396	$99,462	$374,226	$315,242
Natural gas liquids	115,058	108,377	413,621	424,538
Gathering fees	641	1,078	2,954	6,856
Gain on sale of plant	—	—	—	31,292
Other (1)	181	(8,247)	16,364	(6,205)

Total revenues	207,276	200,670	807,165	771,723

Expenses
Cost of gas purchased	177,133	176,802	666,239	630,345
Operating	10,922	12,567	43,441	44,209
General and administrative	4,571	5,834	20,800	22,409
Merger and acquisition costs	2,713	—	2,713	—
Impairments	—	—	—	124,845
Depreciation, depletion and amortization	16,130	14,609	61,809	51,829

Total expenses	211,469	209,812	795,002	873,637

Operating income (loss)	$(4,193)	$(9,142)	$12,163	$(101,914)

	Coal and Natural Resource Management
	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues
Coal royalties	$21,085	$22,983	$88,075	$114,133
Coal services	146	1,038	2,698	5,621
Timber	1,176	1,620	5,644	5,904
Oil and gas royalties	1,165	691	3,410	2,856
Other	1,635	2,623	10,277	8,167

Total revenues	25,207	28,955	110,104	136,681

Expenses
Operating	3,901	5,098	13,363	16,775
General and administrative	3,474	3,316	13,891	15,189
Merger and acquisition costs	2,712	—	2,712	—
Depreciation, depletion and amortization	7,267	8,043	28,159	32,802

Total expenses	17,354	16,457	58,125	64,766

Operating income	$7,853	$12,498	$51,979	$71,915

(1)	Includes a $14.3 million third quarter 2013 gain on sale of assets and a $8.7 million impairment charge related to an equity investment in the fourth quarter of 2012.

PVR PARTNERS, L.P.

OPERATING STATISTICS

($ Amounts in 000s)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
EASTERN MIDSTREAM

Volumes (MMcfd)
Lycoming Trunkline	303	200	318	146
Wyoming Trunkline	517	205	424	51

Total Trunkline Volume	820	405	742	197

Lycoming Gathering	286	246	249	170
Wyoming Gathering	308	205	225	154
East Lycoming Gathering	122	92	117	53
Bradford Gathering	52	15	50	9
Preston Gathering	1	—	—	—
Greene Gathering	7	4	8	3

Total Gathering	776	562	649	389

Total Throughput	1,596	967	1,391	586

Total Trunkline Fees	$28,704	$18,608	$98,847	$47,002
Total Gathering Fees	$30,999	$18,659	$102,161	$46,975

Trunkline Fees / Mcf	$0.38	$0.50	$0.36	$0.65
Gathering Fees / Mcf	$0.43	$0.36	$0.43	$0.33

MIDCONTINENT MIDSTREAM

Volumes (MMcfd)
Panhandle System	310	369	327	354
Crossroads System (1)	—	—	—	27
Crescent System	29	28	29	25
Hamlin System	6	6	6	7

Total Processing Systems	345	403	362	413

Arkoma System	8	9	9	9
North Texas System	8	9	8	10

Total Gathering Only Systems	16	18	17	19

Total All Systems	361	421	379	432

Total Gathering and Processing Fees, Net (2)	$29,962	$32,115	$124,562	$116,291

Fees Per Mcf	$0.90	$0.83	$0.90	$0.74

(1)	Crossroads System was sold July 3, 2012
(2)	Processing fees include revenues from natural gas, natural gas liquids and gathering fees less cost of gas purchased

COAL PRODUCTION

Coal royalty tons by region (000s)
Central Appalachia	2,251	2,830	10,261	13,920
Northern Appalachia	938	1,093	3,320	4,004
Illinois Basin	629	782	2,382	3,682
San Juan Basin	2,301	1,925	9,179	8,608

Total Tons	6,119	6,630	25,142	30,214

Total Coal Royalties	$21,085	$22,983	$88,075	$114,133

Average Coal Royalty per ton	$3.45	$3.47	$3.50	$3.78